                                                      EXHIBIT  3.16

                CERTIFICATE OF AMENDMENT OF ARTICLES OF
                INCORPORATION OF F.M. PRODUCTIONS INC.

     The undersigned, WILLIAM GRAHAM and WILLIAM K. COBLENTZ do hereby certify that they are respectively, and have been at all times herein mentioned, the duly elected and acting President and Secretary of F.M. PRODUCTIONS, INC., a California corporation, and further that:

     ONE: A special meeting of the Board of Directors of said corporation was duly held at its principal office for the transaction of business at San Francisco, California at 10:00 a.m., on the 26th day of September, 1979, at which meeting there was at all times present and acting a quorum of the members of said Board, and that the following resolution was duly adopted:

          WHEREAS, it is deemed by the Board of Directors of this corporation to be to its best interests and to the best interests of its shareholders that its Articles of Incorporation be amended as hereinafter provided:

          NOW, THEREFORE, BE IT RESOLVED that Article FIRST of the Articles of Incorporation of this corporation be amended to read as follows:

          "FIRST: The name of this corporation is:

               BILL GRAHAM ENTERPRISES, INC."

          RESOLVED FURTHER that the Board of Directors of corporation hereby adopts and approves said amendment to its Articles of Incorporation.

     TWO: At a special meeting of the shareholders of said corporation duly held at said principal office for the transaction of business at San Francisco, California at 11:00 a.m. on the 26th day of September, 1979, the following resolutions were duly adopted:

          WHEREAS, it is deemed by the shareholders of this corporation to be to their best interests and the best interests of the corporation that its Articles of Incorporation be amended as hereinafter provided:

          NOW, THEREFORE, BE IT RESOLVED that Article First of the Articles of Incorporation of this corporation be amended to read as follows:

          "FIRST: The name of this corporation is:

               BILL GRAHAM ENTERPRISES, INC."

          RESOLVED, FURTHER that the shareholders of this corporation hereby adopt and approve said amendment of its Articles of Incorporation.

     THREE: The foregoing amendment was adopted and approved at said shareholders meeting by the total vote of two thousand four hundred (2,400) shares.

     FOUR: The total number of shares of said corporation entitled to vote on or consent to the adoption of such amendment is two thousand four hundred (2,400).

     IN WITNESS WHEREOF, the undersigned have executed this certificate of amendment this 15th day of October, 1979.

                                            /s/ William Graham
                                            --------------------------------
                                            President
                                            F.M. PRODUCTIONS, INC.


                                            /s/ William K. Coblentz
                                            -------------------------------
                                            Secretary
                                            F.M. PRODUCTIONS, INC.

State of California                  )
                                     )ss.
City and County of San Francisco     )

     WILLIAM GRAHAM and WILLIAM K. COBLENTZ, being first duly sworn, each for himself, deposes and says:

     That WILLIAM GRAHAM and WILLIAM K. COBLENTZ are, and were at all times mentioned in the foregoing Certificate of Amendment, the President and Secretary, respectively, of F.M. PRODUCTIONS, INC., a California corporation, and each has read said Certificate, and that the statements therein made and the matters set forth therein are true of their own knowledge, and that the signatures purporting to be the signatures of said President and Secretary thereto, are the genuine signatures of said President and Secretary.


/s/ William Graham                           /s/ William K. Coblentz
----------------------------------           ---------------------------------
WILLIAM GRAHAM                               WILLIAM K. COBLENTZ

Subscribed and sworn to before me
this 15(th) day of October, 1979.

/s/ Judith M. Fracher
----------------------------------
NOTARY PUBLIC
In and for the City and County of
San Francisco, State of California

                          ARTICLES OF INCORPORATION
                                      OF
                           F. M. PRODUCTIONS, INC.

                               ----------------


KNOW ALL MEN BY THESE PRESENTS:

   We, the undersigned, do hereby voluntarily associate ourselves for the purpose of forming a private corporation under the laws of the State of California, and WE HEREBY CERTIFY:

   FIRST: The name of this corporation is

                           F. M. PRODUCTIONS, INC.

   SECOND: The purpose for which said corporation is formed are:

   To carry on the negotiation for, production of, purchase of, sale, licensing, distribution, advertising and promotion of all rights, privileges and properties in the entertainment industry, including but not limited to all types of theatrical motion pictures, theatrical stage plays, musical performances of all types and varieties on stage or otherwise, television films, programs, presentations, commercials, radio recordings, programs, presentations and commercials, books and music publication and music recording;

   To purchase and otherwise acquire, own, hold, sell or otherwise dispose of musical compositions and rights pertaining thereto, and to publish, sell and generally trade and deal in sheet music and song folios of every kind and description, and to engage in any manner, shape or form in the recording and reproduction of the human voice, musical instruments, and sounds of every name, nature and description;

   To manufacture, make, form, produce, create, buy or otherwise acquire, sell, import and export, promote, trade and generally deal in and with, as principal, agent, factor, wholesaler, retailer, commission merchant or consignee, sheet music, song folios, discs, electrical transcriptions, phonograph records and record blanks in any form or shape of metal, wax, composition or other material or combination of materials, any and every device of every name, nature and description; for the recording and reproduction of the human voice, musical instruments and sound of every name, nature and description.

   To purchase, hold, own, manage, operate, sell, exchange, lease and hire real property wheresoever situate or any interest therein or appurtenant thereto; and to improve said real property by the erection and construction thereon of buildings and/or improvements of any character or nature whatsoever, and to let and/or demise said buildings and/or improvements or any portion thereof independently of the real property upon which the same may be situate or together therewith;

   To purchase, traffic, trade and deal in, handle and sell personal property of every kind and character and wheresoever situate;

   To engage in, operate, conduct and manage any lawful business enterprise, project or undertaking;

   To become a partner (either general or limited or both) and enter into agreements of partnership or joint venture, with one or more persons or corporations, for the purpose of carrying on any business whatsoever which this corporation may deem proper or convenient in connection with any of the purposes herein set forth or otherwise, or which may be calculated, directly or indirectly, to promote the interest of this corporation or to enhance the value of its property or business;

   To apply for, obtain, register, purchase, lease or otherwise to acquire, and to hold, own, use, operate and introduce and to sell, assign or otherwise dispose of, any trademarks, trade names, copyrights, patents, inventions, improvements and processes used in connection with or secured under Letters Patent and/or copyrights from the United States or foreign countries, or otherwise, and to exercise, develop, grant licenses in respect of, or otherwise to turn to account any such trademarks, trade names, copyrights, patents, licenses, processes and the like, or any such property or rights;

   To borrow money from any person, firm, association or corporation; and to secure the payment of any note, bond or other evidence of indebtedness of this corporation by mortgage or deed of trust of its real property, by pledge or hypothecation of its personal property, and by any other lawful manner or means; to lend money and to accept as security for or in satisfaction of obligations owing from others to this corporation, notes, bonds or other evidence of indebtedness, secured by mortgage or deed of trust of real property or pledge or hypothecation of personal property, or of any interest herein;

   To purchase, acquire, sell, hold, own and in every way handle and deal in shares of the capital stock of any other corporation and of this corporation so far as permitted by law; to purchase, acquire, sell, hold, own and in every way handle and deal in bonds, debentures and other securities or obligations of any other corporation, public or private, or of any body politic, domestic or foreign; to guarantee the payment of dividends or interest on any shares of stock, bonds, debentures and other securities or obligations of any other corporation whenever in the judgment of the Board of Directors proper or necessary for the business purposes of the corporation; and to acquire and undertake the good will, property rights and assets and the liabilities of any person, firm, association or corporation, and to pay for the same in cash, stocks, or bonds of this corporation or otherwise;

   To enter into, make, perform and carry out contracts of every kind and for all lawful purposes with any person, firm, association or corporation; and generally to do any and all acts and things useful, auxiliary, incident or appertaining in any manner to the aforesaid purposes of this corporation; and to do any and all other acts and things, and to exercise any and all other powers which a corporation or natural person could do and exercise and which now or hereafter may be authorized by or not inconsistent with the laws of the United States or of the State of California.

   The foregoing clauses setting forth the purposes of this corporation shall be construed both as purposes and powers; and it is hereby expressly provided that the foregoing enumeration of the specific purposes shall not be held to limit or restrict in any manner all lawful purposes and powers of this corporation.

   THIRD: The primary business to be engaged in by this corporation is to present musical and theatrical productions.

   FOURTH: The principal office for the transaction of the business of the corporation shall be located in the City and County of San Francisco, State of California.

   FIFTH: The total number of shares which the corporation shall have authority to issue is twenty-five thousand (25,000) and the par value of said shares shall be one dollar ($1.00) and the aggregate par value of all of the shares of the corporation shall be twenty-five thousand dollars ($25,000). All of said shares shall be common stock.

   SIXTH: The number of directors of the corporation shall be three (3), and the names and residences of the persons who are appointees to act until the first annual meeting of shareholders or until the selection and qualification of their successors are as follows:

          NAME                      ADDRESS
-----------------------  -----------------------------
William K. Coblentz      555 California Street
                         San Francisco, California

Janice Hanson            555 California Street


                                 -3-



                         San Francisco, California

Gayle Campbell           555 California Street
                         San Francisco, California


   IN WITNESS WHEREOF, we the undersigned, who are all of the directors herein names, have hereunto set our hands and seals this 2nd day of October, 1970.

                                          /s/ William K. Coblentz
                                          -----------------------------------
                                          WILLIAM K. COBLENTZ

                                          /s/ Janice Hanson
                                          -----------------------------------
                                          JANICE HANSON

                                          /s/ Gayle Campbell
                                          -----------------------------------
                                          GAYLE CAMPBELL

STATE OF CALIFORNIA                 )
                                    ) ss.
City and County of San Francisco    )

   On this 2nd day of October, 1970, before me, Nancy Parker, a Notary Public in and for the City and County of San Francisco, State of California, residing therein, duly commissioned and sworn, personally appeared WILLIAM K. COBLENTZ, JANICE HANSON, and GAYLE CAMPBELL, known to me to be the persons whose names are subscribed to the within instrument, and they severally acknowledged to me that they executed the same.

   IN WITNESS WHEREOF, I have hereunto set my hand and seal at my office in San Francisco, California, the day and year in this certificate first above written.

[Notarial Seal]                           /s/ Nancy Parker
                                          -----------------------------------
                                          NOTARY PUBLIC
                                          in and for the City and County of
                                          San Francisco, State of California

My Commission expires October 26, 1971



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